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EXHIBIT 21.1 - SUBSIDIARIES OF REGISTRANT


                                ATMEL CORPORATION

                           SUBSIDIARIES OF REGISTRANT


        The following are the subsidiaries of the Registrant:

          Atmel (OY) Finland, a Finnish corporation
          Atmel Acquisitions Corporation, a United States corporation
          Atmel Asia Limited, a Hong Kong corporation
          Atmel ES2 GmbH, a German corporation
          Atmel ES2 S.A., a French corporation
          Atmel ES2, B.V., a Netherlands corporation
          Atmel Finance Inc., a United States corporation
          Atmel Finland Development Center (OY), a Finnish corporation
          Atmel FSC, Inc., a Barbadian corporation
          Atmel Helles, a Greek corporation
          Atmel Holding GmbH, a German corporation
          Atmel Japan K.K., a Japanese corporation
          Atmel Korea Limited, a Korean corporation
          Atmel Research, a Cayman Islands corporation
          Atmel S.A., a French corporation
          Atmel SARL, a French corporation
          Atmel Singapore Pte. Limited, a Singaporean corporation
          Atmel Taiwan Limited, a Taiwanese corporation
          Atmel U.K. Limited, a United Kingdom corporation
          Dream S.A., a French corporation
          ES2 B.V. Netherlands, a Dutch corporation
          ES2 Limited, a United Kingdom corporation
          ES2 Netherlands B.V., a Dutch corporation
          Facility Service GmbH, a German corporation
          Inka SARL, a French corporation
          MATRA MHS GmbH, a German corporation
          MHS Italia Srl, an Italian corporation
          MHS S.A., a French corporation
          Temic France SNC, A French corporation
          Temic Hong Kong Limited, a Hong Kong corporation
          Temic Korea Limited, a Korean corporation
          Temic Nordic AB, a Norwegian corporation
          Temic Philippines, a Philippine corporation
          Temic Semiconductor GmbH, a German corporation
          Temic Semiconductor N.A. Corporation, a United States corporation Temic Semiconductor Singapore PTE Limited, a Singaporean corporation Temic UK Limited, a United Kingdom corporation



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